SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 23, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation (Nasdaq: CCNE), the parent company of County National Bank, today announced reported earnings of $2.3 million or $0.26 diluted earnings per share for the quarter ended September 30, 2006, compared to $2.3 million or $0.25 diluted earnings per share for the same quarter of 2005.

Item 9.01. Financial Statements and Exhibits

Exhibit 99 News Release announcing third quarter earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: October 24, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Secretary

Exhibit Index

Number	Description
Exhibit 99	News Release announcing third quarter earnings.

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr.
Secretary
814-765-9621
FOR IMMEDIATE RELEASE

CNB Financial Corporation Reports a 6% Increase in Earnings for 2006

Clearfield, Pennsylvania – October 23, 2006

CNB Financial Corporation (Nasdaq: CCNE), the parent company of County National Bank, today announced reported earnings of $2.3 million or $0.26 diluted earnings per share for the quarter ended September 30, 2006, compared to $2.3 million or $0.25 diluted earnings per share for the same quarter of 2005.

Year to date earnings for the first nine months of 2006 are $7.1 million compared to $6.7 million in the same nine month period of 2005, representing a 6.5% increase in year over year earnings. The largest impact has been the increase in net interest income, $1.7 million, arising from the growth in average earnings assets of $23.4 million, or 3.4%, over last year.

William F. Falger, President and Chief Executive Officer, commented, “Our third quarter financial performance met our expectations driven by strong loan growth resulting from expansion into the Erie and Warren, Pennsylvania markets. We are also pleased that we have been able to increase our net margin during the first nine months of the year to 3.98% from the prior year level of 3.81%. This has occurred while still experiencing an inverted yield curve.”

Financial Highlights (in thousands)	(Unaudited)	(Unaudited)
Consolidated Balance Sheets	30-Sept-06	31-Dec-05	30-Sept-05
	Consolidated	Consolidated	Consolidated
Assets
Cash and due from banks	$ 16,182	$ 19,146	$ 14,380
Interest-bearing deposits	6,727	23,871	7,174
CASH & CASH EQUIVALENTS	22,909	43,017	21,554
Securities available for sale	162,555	161,897	180,251
NET LOANS	531,986	505,010	492,237
FHLB & Federal Reserve Stock	4,992	4,789	4,999
Premises & Equipment, Net	14,542	13,912	13,962
Bank Owned Life Insurance	14,321	13,796	13,661
Intangible, net	11,758	11,994	11,611
Accrued Interest & Other Assets	10,745	9,603	10,441

TOTAL ASSETS	$ 773,808	$ 764,018	$ 748,716

Liabilities
Non-interest bearing deposits	$ 84,433	$ 80,874	$ 75,899
Interest bearing deposits	540,027	537,629	524,662
TOTAL DEPOSITS	624,460	618,503	600,561
Short-term borrowings	4865	2,000	2,000
Other borrowings	57,000	58,250	59,500
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liab.	5,384	4,970	6,756
TOTAL LIABILITIES	702,019	694,033	679,127

Shareholders' Equity
Common stock (1)	-	9,234	9,234
Additional paid-in	13,424	4,160	4,150
Retained earnings	61,780	58,439	57,242
Treasury stock, at cost (287,381 shares for Sept 2006, 209,596 shares for Dec 2005, and 187,267 shares for Sept 2005)	(4,141)	(3,031)	(2,699)
Restricted Stock Awards	(174)	-	-
Accumulated other comprehensive income	900	1,183	1,662
TOTAL SHAREHOLDERS' EQUITY	71,789	69,985	69,589

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 773,808	$ 764,018	$ 748,716

Nonperforming Assets	$ 2,244	$ 2,180	$ 3,497
% of Total Assets	0.29%	0.28%	0.47%
Trust Assets	$ 199,701	$ 179,738	$ 182,455

(1) On April 18, 2006, the shareholders of the Corporation voted to change from $1.00 par value to no par stock. The change had no effect on the dollar amount of total shareholder’s equity and simply resulted in a reclassification between the common stock and additional paid in capital line items.

Consolidated Income Statement	For Quarter Ended		Year To Date
	30-Sept-06	30-Sept-05	30-Sept-06	30-Sept-05
Interest Income
Loans including fees	$ 10,243	$ 8,740	$ 29,787	$ 25,122
Deposits with banks	112	88	322	224
Federal funds sold	49	125	266	232
Securities	2,020	1,723	5,852	5,211
TOTAL INTEREST AND DIVIDENDS	12,424	10,676	36,227	30,789
Interest Expense
Deposits	4,473	3,250	12,433	9,086
Federal Home Loan Bank advances	717	724	2,149	1,903
Subordinated Debentures	228	177	641	494
Total interest expense	5,418	4,151	15,223	11,483
NET INTEREST INCOME	7,006	6,525	21,004	19,306
Provision for loan losses	324	207	1,079	546
NET INTEREST AFTER PROVISION	6,682	6,318	19,925	18,760
Other Income
Trust income	245	239	749	698
Service charges on deposits	1,114	1,091	3,108	2,982
Other charges and fees	172	119	462	380
Net security gains (losses)	2	-	343	63
Loss on other-than-temporarily impaired securities	-	-	-	(240)
Mortgage Servicing Income	23	26	120	76
BOLI	187	139	525	479
Wealth Management	115	126	388	419
Other	162	121	421	210
TOTAL OTHER INCOME	2,020	1,861	6,116	5,067
Non-Interest Expenses
Salaries & Benefits	2,825	2,489	8,168	7,412
Occupancy, net	705	663	2,107	2,032
Data Processing	447	419	1,484	1,199
Amortization of intangible	103	79	311	236
Director's Fees	111	119	329	418
Total other expenses	1,324	1,344	4,073	3,739
Total non-interest expenses	5,515	5,113	16,472	15,036
NET INCOME BEFORE TAXES	3,187	3,066	9,569	8,791
Federal income tax	844	781	2,460	2,115
NET INCOME	$ 2,343	$ 2,285	$ 7,109	$ 6,676

Earnings Per Share, Fully diluted	$ 0.26	$ 0.25	$ 0.79	$ 0.73
Dividends Per Share	$ 0.14	$ 0.14	$ 0.42	$ 0.41
Return on Average Assets (ROA)			1.24%	1.22%
Return on Average Equity (ROE)			13.42%	13.22%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.